                                                                 Exhibit (n)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Post-Effective Amendment No. 12 to the Registration Statement on Form N-6 ("the Registration Statement") of our report dated March 21, 2007, relating to the consolidated financial statements of New York Life Insurance and Annuity Corporation, and of our report dated February 14, 2007, relating to the financial statements and financial highlights of New York Life Insurance and Annuity Corporation Variable Universal Life Separate Account-I, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
______________________________
    PricewaterhouseCoopers LLP
New York, New York
April 13, 2007